UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2020

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2020, ON Semiconductor Corporation (the “Company”) entered into the Eighth Amendment (the “Eighth Amendment”) to the Credit Agreement, dated as of April 15, 2016, as amended by the First Amendment, dated as of September 30, 2016, the Second Amendment, dated as of March 31, 2017, the Third Amendment, dated as of November 30, 2017, the Fourth Amendment, dated as of May 31, 2018, the Fifth Amendment, dated as of June 12, 2019, the Sixth Amendment, dated as of August 15, 2019, and the Seventh Amendment, dated as of September 19, 2019 (as amended, the “Credit Agreement”), with the subsidiary guarantors party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and certain Lenders (as defined in the Credit Agreement) party thereto constituting the Required Lenders (as defined in the Credit Agreement).

The Eighth Amendment provides for, among other things, modifications to the Credit Agreement to (i) replace the defined term “Capital Lease Obligations” with a new defined term “Finance Lease Obligations” providing that such obligations only include property classified as finance leases under U.S. GAAP and (ii) make certain amendments in connection with the proposed domestication of ON Management Ltd. and Quantenna Ltd., each of which is a subsidiary of the Company that is not a Loan Party (as defined in the Credit Agreement) and both of which hold economic rights in certain intellectual property, from Bermuda entities to Delaware entities, including, among other things, (a) to permit Investments (as defined in the Credit Agreement) by any Loan Party in any Foreign Subsidiary (as defined in the Credit Agreement) if the proceeds of such Investments are used for Capital Expenditures (as defined in the Credit Agreement) (“Capital Expenditure Investments”) and (b) to increase the amount of certain permitted intercompany Investments by any Loan Party in any subsidiary that is not a Loan Party by an amount (which shall not be less than zero) equal to (A) Net Royalties (as defined in the Credit Agreement) minus (B) the aggregate amount of Capital Expenditure Investments.

Certain of the lenders under the Credit Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description of the Eighth Amendment is not complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1

Eighth Amendment to Credit Agreement, dated as of June 23, 2020, by and among ON Semiconductor Corporation, as borrower, the subsidiary guarantors party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and certain Lenders party thereto constituting the Required Lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: June 24, 2020	By:	/s/ Bernard Gutmann
Bernard Gutmann
Chief Financial Officer